SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (a) of the
Securities Exchange Act of 1934
(Amendment No. 10)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
Preliminary Proxy Statement [   ]
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2)[ ]
Definitive Proxy Statement [  ]
Definitive Additional Materials [ X ]
Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

CENTER BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

COMMITTEE TO PRESERVE SHAREHOLDER VALUE
Seidman and Associates, LLC
Seidman Investment Partnership, LP
Seidman Investment Partnership II, LP
Broad Park Investors, LLC
Berggruen Holdings North America Ltd.
Chewy Gooey Cookies, L.P.
LSBK06-08, L.L.C.
Harold Schechter
Raymond Vanaria
Lawrence Seidman

(Name of Person (s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14 (a)-6(i) (4) and 0-11.
    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    4) Proposed maximum aggregate value of transaction:
    5) Total Fee Paid:

[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
    2) Form, Schedule or Registration Statement No.:
    3) Filing Party:
    4) Date Filed:

PRESS RELEASE

THE COMMITTEE TO PRESERVE SHAREHOLDER VALUE’S NOMINEES ELECTED TO CENTER BANCORP (NASDQ: CNBC) BOARD BASED ON PRELIMINARY COUNT

MAY 15, 2007 PR Newswire/ -- The Committee to Preserve Shareholder Value (“The Committee”) today announced that based on its preliminary vote count, Center Bancorp. (NASDQ: CNBC) shareholders elected all three of the Committee’s nominees to the Board.

Lawrence Seidman, spokesperson for the Committee, stated that the nominees look forward to working with the other members of the Board to maximize shareholder value. Mr. Seidman recounted that he is excited by the contributions that Harold Schechter, Raymond Vanaria and he will be able to make going forward. Further, everyone thanks all of CNBC’s shareholders who participated in this most important election.

The independent inspector of election, IVS Associates, Inc., should have an official count of the vote within a week to ten (10) days.

The Members of the Committee beneficially own 1,294,240 shares of Center Bancorp (9.76% of the outstanding shares) and are Center Bancorp’s largest shareholder.

Contact: Seidman & Associates
        Lawrence Seidman
        (973) 952-0405